Exhibit 10.2
EXCLUSIVE AGREEMENT

THIS EXCLUSIVE AGREEMENT is made as of May 16, 2009 (this “Agreement”) by and between WNS Studios, Inc., a Nevada corporation having an office 3811 13th Avenue, Brooklyn, NY 11218 (the “Agent”) and Watermark Studios, Inc., a Nevada corporation having its principal place of business at 930 Washington Avenue, Suite 1A, Muskegon, MI 49441 (the “Studio”).

RECITALS

WHEREAS, the Agent desires to be appointed as the exclusive Agent of any movies made or distributed by the Studio, and the Studio has agreed to appoint Agent as its exclusive Agent on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the adequacy, sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

1.           Appointment of Agent.

1.1           Appointment.  Pursuant to the terms and conditions contained in this Agreement, the Studio grants and the Agent accepts the exclusive right to promote, syndicate and sell any movies made or produced by the Studio (the “Product”).

1.2           Sole Agent.  During the Term (as defined below), Studio shall not appoint any other person or entity as a distributor or agent for the direct or indirect distribution or sale of the Product.

1.3           Prices.  The price to be charged for each Product shall be negotiated between the Studio and the Agent.

2. Resales by the Agent.

2.1           Generally.  The Agent shall be entitled to market and sell, in its own name and for its own account, the Product.  The Agent shall have the right during the Term to describe itself as the Studio’s “Authorized Agent” for the Product, but shall not hold itself out as the Studio’s agent or as being entitled to bind the Studio in any way.

2.2           Resale Prices.  The Agent shall be entitled to charge its customers the resale prices of the Product as it determines, provided that its objectives set forth in the Business Plan are achieved.  Agent shall avoid such pricing policies as would clearly adversely affect the image of the Product.

3.           Studio’s Trademarks and Other Intellectual Property.

3.1           Authorization.  Studio hereby authorizes Agent to use Studio’s trademarks and trade names (collectively, the “Trademarks”) solely on or in relation to the Product for the purposes only of exercising its rights and performing its obligations under this Agreement.  Such authorization shall cease immediately upon the expiration or termination, for any reason, of this Agreement; provided, however, that Agent shall have the limited right sell the Products in stock at the date of expiration of this Agreement which bear the Trademarks.

3.2           Use of Trademarks.  Agent shall ensure that each reference to and use of any of the Trademarks by Agent is in a manner from time to time approved by Studio and accompanied by an acknowledgment, in a form approved by Studio, that the same is a trademark (or registered trademark) of Studio.

3.3           Prohibited Conduct.  Agent shall not:

(a)           Make any modifications to the Product;

(b)           Alter, remove or tamper with any Trademarks, numbers, or other means of identification used on or in relation to the Product;

(c)           Use any of the Trademarks in any way which might prejudice their distinctiveness or validity or the goodwill of Studio therein or in any manner not previously approved by Studio;

(d)           Use in relation to the Products any trademarks other than the Trademarks without obtaining the prior written consent of Studio; or

(e)           Use any trademarks so resembling any Trademark as to be likely to cause confusion or deception.

3.4           Rights in Trademarks.  Except as provided in this Section 3, Agent shall have no rights in respect of any Trademarks used by Studio in relation to the Product or of the goodwill associated therewith, and Agent hereby acknowledges that, except as expressly provided in this Agreement, it shall not acquire any rights in respect thereof and that all such rights and goodwill are, and shall remain, vested in Studio.  Agent shall not register any Trademarks (or which are confusingly similar to the Trademarks).

3.5           Enforceability of Intellectual Property Rights.  Agent shall take all such steps as Studio may reasonably require to assist Studio in maintaining the validity and enforceability of the intellectual property rights of Studio provided that Studio shall reimburse Agent for all costs or other liabilities arising from or in connection with such steps which have previously been approved by Agent in writing.

3.6           Protection of Intellectual Property.  Agent shall not do or authorize any third party to do any act which would or might invalidate or be inconsistent with any intellectual property rights of Studio.

3.7           Notification of Infringement.  Agent shall promptly and fully notify Studio of any actual, threatened or suspected infringement of any intellectual property rights of Studio which comes to Agent’s attention, and of any claim by any third party so coming to its attention that the importation of the Products, or their sale therein, infringes any rights of any other person, and Agent shall at the request and expense of Studio do all such things as may be requested to assist Studio in taking or resisting any proceedings in relation to any such infringement or claim.

3.8           Confidential Information.  During the Term and after the expiration of the Term, Agent shall hold in strictest confidence and shall not directly or indirectly disclose, use or publish any of the Confidential Information (defined below) unless expressly authorized in writing by Studio. As used in this Agreement, the term "Confidential Information" means all items, materials and information which belong to the Studio and are not generally known to the public, or which have been confidentially provided to the Agent.  Confidential Information includes, but is not limited to, this Agreement and the terms hereof, pricing information and policies, information concerning: trade secrets (as defined by applicable law); computer programs (code); software; research and development projects and materials; methods of operation; technical information; processes; formulas; compositions; systems; techniques; non-public know-how of the Studio or its customers; customer account information, lists and data; estimating procedures; sources of supplies or materials; marketing plans or strategies; the existence and contents of agreements; financial information, data, statements or accounts; and all documentation, reports and data (recorded in any form) relating to the foregoing.  Confidential Information does not include anything described above which is generally known to the public, unless it became generally known through an act or failure to act of Agent, in which case it shall remain Confidential Information.

4.           Term and Termination.

4.1           Term.  The term of this Agreement shall be ten (10) years, commencing as of the date hereof, unless cancelled or terminated earlier as provided in this Agreement (the “Term”).

4.2           Termination.

(a)           Studio shall be entitled to terminate this Agreement by giving not less than twenty (20) days’ written notice to Agent if there is any material change in the management or control of Agent. Agent agrees to provide notice to Studio no earlier than thirty (30) business days prior to the consummation of any change in the management, ownership or control of Agent.

(b)           Without prejudice to any other provision in this Agreement, Studio shall be entitled to terminate this Agreement by giving not less than five (5) days’ written notice to Agent upon the occurrence of any of the following:

(i) Agent fails to perform its obligations under this Agreement and such non-performance continues for thirty (30) days after written notice giving full particulars of such non-performance and requiring it to be remedied;

(ii) Agent commits a breach of a payment obligation to the Studio, and fails to remedy the same within twenty (20) days after written notice of such failure to pay;

(iii) Agent goes into bankruptcy, moratorium, receivership, liquidation, or anything analogous to any of the foregoing under the law of any jurisdiction; or

(iv) Agent ceases to carry on business.

4.3   Obligations Upon Termination. Upon expiration of the Term for any reason:

(a) Within thirty (30) days after the Term, Agent shall, at its own expense, return to Studio all promotional material and other documents and samples which have been supplied to it by Studio which are in Agent’s possession;

(b) At any time after the Term, Studio, at its option, shall be entitled (but not obliged) to buy from Agent all or any part of the inventory of the Product then held by Agent at the price originally paid by Agent.  Any Product not so purchased by Studio can be sold by Agent in accordance with this Agreement within thirty (30) days after the Term.

(d) Agent shall have no claim against Studio for compensation for loss of distribution rights, loss of goodwill or any similar loss.

5.           Indemnification.

5.1           Indemnity of Studio.  Agent shall indemnify and hold harmless Studio and its affiliates, officers, directors, stockholders, employees, and agents, and the successors and assigns of all of them (the "Studio Indemnified Parties"), and shall reimburse the Studio Indemnified Parties for, any loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and attorneys' fees) directly or indirectly arising from or in connection with (a) any failure by Agent to perform or comply with any agreement, covenant or obligation in this Agreement, (b) any claim made at any time by any third party for injury or damage to property or person, caused in any manner by the possession, use, or operation of the Products made available by Agent; and (c) any claim made at any time by any governmental authority with respect to the business of Agent and the marketing, distribution, or sale of the Product.

5.2           Indemnity of Agent.  Studio shall indemnify and hold harmless Agent and its affiliates, officers, directors, stockholders, employees, and agents, and the successors and assigns of all of them (the "Agent Indemnified Parties"), and shall reimburse the Agent Indemnified Parties for, any loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and attorneys' fees) directly or indirectly arising from or in connection with (a) any failure by Studio to perform or comply with any agreement, covenant or obligation in this Agreement, (b) any claim made at any time by any third party for injury or damage to property or person, caused in any manner by the possession, use, or operation of the Products; and (c) any claim made at any time by any governmental authority with respect to the business of the Studio.

6.           Miscellaneous.

6.1           Notices.  All notices, requests, demands, claims and other communications hereunder shall be in writing.  Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if mailed, two (2) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth on the first page of this Agreement, (c) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being addressed to the intended recipient as set forth on the first page of this Agreement; or (d) if given by facsimile, once such notice is transmitted to the facsimile number specified in writing by the intended recipient for such purpose and the appropriate answer back or telephonic confirmation is received.  Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

6.2           Choice of Law.  This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

6.3           Jurisdiction.  The parties hereby irrevocably consent to the in personam jurisdiction of the state or federal courts located in the state of New York in connection with any action or proceeding arising out of or relating to this Agreement or the transactions and the relationships established thereunder.  The parties hereby agree that such courts shall be the venue and exclusive and proper forum in which to adjudicate such matters and that they will not contest or challenge the jurisdiction or venue of these courts.

6.4           WAIVER OF ANY AND ALL RIGHTS TO A TRIAL BY JURY.  ALL PARTIES TO THIS AGREEMENT UNCONDITIONALLY, IRREVOCABLY, AND EXPRESSLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, SUIT, COUNTERCLAIM, OR CROSS-CLAIMS ARISING DIRECTLY OR INDIRECTLY IN ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE) IN ANY WAY ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT OR TRANSACTIONS OR THE  RELATIONSHIPS ESTABLISHED THEREUNDER.  ALL PARTIES CONFIRM THAT THE FOREGOING WAIVER OF A TRIAL BY JURY IS INFORMED AND FREELY MADE.

6.5           Entire Agreement.  This Agreement and the Annexes attached hereto set forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior or contemporaneous agreements, arrangements and understandings of the parties relating to the subject matter hereof.  No representation, promise, inducement, waiver of rights, agreement or statement of intention has been made by any of the parties which is not expressly embodied in this Agreement, such other agreements, notes or instruments related to this transaction executed simultaneously herewith, or the written statements, certificates, schedules or other documents delivered pursuant to this Agreement or in connection with the transactions contemplated hereby.

6.6           Assignment.  Agent's rights and obligations under this Agreement shall not be assigned or delegated, by operation of law or otherwise, without Studio's prior written consent, and any such assignment or attempted assignment shall be void, of no force or effect, and shall constitute a material default by such party.

6.7           Amendments.  This Agreement may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by all of the parties hereto or, in the case of a waiver, by the party waiving compliance.

6.8           Waivers.  The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same.  No waiver by any party of any condition, or the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other term, covenant, representation or warranty of this Agreement.

6.9           Counterparts; Fascimile Signatures.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Signatures transmitted by facsimile shall have the same force and effect as original signatures.

6.10           Survival.  All covenants and agreements of the parties contained herein which are to be performed after the expiration of the Term shall survive the expiration of the Term.

6.11           Interpretation.  The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.  Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or modified and in effect from time to time in accordance with the terms thereof.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

AGENT:

WNS STUDIOS, INC.

By:	/s/ Yehoshua Lustig
Name:	Yehoshua Lustig
Title:	President

STUDIO:

WATERMARK STUDIOS, INC.

By:	/s/ Eliyahu Polatsech
Name:	Eliyahu Polatsech
Title:	President